UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-152102

(Commission File Number)

36-3425828

(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, IL 60608

(Address of principal executive offices and zip code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Officer

Ryerson Names New President & CEO

On November 9, 2010, Ryerson Inc. (the “Company”) entered into an offer letter (the “Offer Letter”) with Michael C. Arnold, pursuant to which he was appointed to the position of President and Chief Executive Officer of the Company, effective January 10, 2011. Mr. Arnold, 54, will replace current chief executive officer and president, Stephen E. Makarewicz, who announced his plan to retire earlier this year.

Mr. Arnold currently serves as executive vice president for The Timken Company (“Timken”) and is president of Timken’s Bearings and Power Transmission Group. Timken is a global company that manufactures steel, bearings and related components. Mr. Arnold was named president of Timken’s industrial business in 2000 and executive vice president and president of the Bearings and Power Transmission Group in 2007.

Pursuant to the terms of the Offer Letter, which is subject to Mr. Arnold’s execution of a confidentiality and trade secret agreement, Mr. Arnold will be entitled to an annual base salary of $750,000 per year and will have a target annual bonus opportunity equal to 100% of his base salary, based on the achievement of targets established pursuant to its Annual Incentive Plan. Additionally, Mr. Arnold will be eligible to receive an allocation of a number of performance units under the Amended and Restated Rhombus Holding Corporation 2009 Participation Plan that represents one percent (1%) of the management allocation. The Offer Letter also provides that the Company and Mr. Arnold will work together to structure an additional incentive compensation arrangement that would entitle Mr. Arnold to an after-tax economic return of between $2.8 and $3.2 million upon the occurrence of a liquidity event.

In the event that Mr. Arnold’s employment is terminated by the Company without cause, he will, subject to his execution of a general release in favor of the Company and its affiliates, be entitled to continue to receive his base salary for the lesser of (i) fifty-two (52) weeks following such termination, and (ii) the date on which Mr. Arnold secures employment, either as an employee or independent contractor, with Platinum Equity, LLC or any of its affiliates.

A copy of the Company’s press release announcing Mr. Arnold’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release: Ryerson Names Michael C. Arnold President & CEO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2010

RYERSON INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release: Ryerson Names Michael C. Arnold President & CEO